SAN LOTUS HOLDING INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet at June 30, 2013 of San Lotus Holding Inc. (“San Lotus Holding”) gives effect to the acquisition of the Da Ren International Development Inc. (“Da Ren”) completed on September 17, 2013 as if it had occurred on June 30, 2013. The following unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 and six-month period ended June 30, 2013, was prepared assuming that the transaction described above was consummated as of the beginning of the periods presented.

Such unaudited pro forma financial information is based on the historical consolidated financial statements of San Lotus Holding and the Da Ren and certain adjustments which San Lotus Holding believes to be reasonable, to give effect of the acquisition, which are described in the notes to the statements below.

The unaudited pro forma financial information:

•	does not purport to represent what the consolidated results of operations actually would have been if the acquisition of the Da Ren had occurred on the beginning of the periods presented or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of the Da Ren had occurred on June 30, 2013.

•

has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of the Da Ren. No adjustment, therefore, has been made for actions which may be taken once the acquisition was completed, such as any of our integration plans related to the Da Ren. As a result, the actual amounts recorded in the consolidated financial statements of San Lotus Holding will differ from the amounts reflected in the unaudited pro forma financial statements, and the differences may be material.

  SAN LOTUS HOLDING INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2013

	Historical	Historical	Pro Forma	Note	Combined
	San Lotus Holding	Da Ren	Adjustment		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$129,993	$16,228	$-		$146,221
Prepaid and other current assets	195,224	4,817	-		200,041
Total Current Assets	325,217	21,045	-		346,262

Fixed assets, net	645,538	1,992,032	1,045,722	(a)	3,683,292
Other assets	-	1,089	-		1,089

Total Assets	$970,755	$2,014,166	$1,045,722		$4,030,643

Liabilities and Equity

Current Liabilities
Accrued expenses	$19,723	$-	$-		$19,723
Other payable	128,042	-	-		128,042
Total Current Liabilities	147,765	-	-		147,765

Equity

Common stock	1,457,213	2,409,366	661,279	(b) (c)	4,527,858
Additional paid-in capital	24,000	-	-		24,000
Other comprehensive income	1,844	(35,992)	25,235	(c)	(8,913)
Accumulated deficit	(653,126)	(359,208)	359,208	(c)	(653,126)
Total Stockholders' Equity	829,931	2,014,166	1,045,722		3,889,819
Noncontrolling interest	(6,941)	-	-		(6,941)
Total equity	822,990	2,014,166	1,045,722		3,882,878

Total Liabilities and Equity	$970,755	$2,014,166	$1,045,722		$4,030,643

SAN LOTUS HOLDING INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

	Historical	Historical	Pro Forma	Note	Combined
	San Lotus Holding	Da Ren	Adjustment		Pro Forma

Net revenue	$-	$-	$-		$-
Cost of goods sold	-	-	-		-
Gross Profit	-	-			-

Selling, general and administrative expenses	183,436	2,339	-		185,775
Operating loss	(183,436)	(2,339)	-		(185,775)
Total other income (expense)	-	-	-		-
Loss before income tax	(183,436)	(2,339)	-		(185,775)
Income taxes	-	-	-		-
Net loss	$(183,436)	$(2,339)	$-		(185,775)
Net loss attributable to noncontrolling interest	(193)	-
Net loss attributable to San Lotus Holding Inc	$(183,243)	$(2,339)	$-		$(185,775)

Basic and diluted income (loss) per share:
Net loss	$(0.01)				$(0.00)

Weighted average number of common shares outstanding - basic and diluted	14,572,130				45,278,580

SAN LOTUS HOLDING INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical	Historical	Pro Forma	Note	Combined
	San Lotus Holding	Da Ren	Adjustment		Pro Forma

Net revenue	$-	$-	$-		$-
Cost of goods sold	-	-	-		-
Gross Profit	-	-			-

Selling, general and administrative expenses	477,282	15,358	-		492,640
Operating loss	(477,282)	(15,358)	-		(492,640)
Total other income (expense)	115	-	-		115
Loss before income tax	(477,167)	(15,358)	-		(492,525)
Income taxes	-	-	-		-
Net loss	$(477,167)	$(15,358)	$-		(492,525)
Net loss attributable to noncontrolling interest	(53,248)	-
Net loss attributable to San Lotus Holding Inc	$(423,919)	$(15,358)	$-		$(492,525)

Basic and diluted income (loss) per share:
Net loss	$(0.05)				$(0.01)

Weighted average number of common shares outstanding - basic and diluted	9,370,002				40,076,452

Note 1: Basis of Presentation

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The unaudited pro forma financial information has been compiled from the following sources with the following unaudited adjustments:

•	Historical financial information for San Lotus Holding Inc. (“San Lotus Holding”) has been extracted without adjustment from San Lotus Holding’s audited consolidated financial statements for the year ended December 31, 2012 contained in San Lotus Holding’s Annual Report on Form 10-K filed with the SEC on April 15, 2013.
•	Historical financial information for Dan Ren International Development Inc. (“Da Ren”) has been extracted without material adjustment from the Da Ren’s audited financial statements for the year ended December 31, 2012 as contained in this Form 8-K.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Financial Information;
•	the consolidated financial statements of San Lotus Holding for the six months ended June 30, 2013 and the notes relating thereto; and
•	the consolidated financial statements of the Da Ren for the six months ended June 30, 2013 and the notes relating thereto, included in this Form 8-K.

This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the acquisition of the Da Ren been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2: Description of Transactions

On September 17, 2013, San Lotus Holding Inc.’s wholly-owned subsidiary, Green Forest Management Consulting Inc., a Taiwan (R.O.C.) corporation (“Green Forest”), entered into a stock purchase agreement to purchase Da Ren International Development Inc. from its shareholders (the “Da Ren Sellers”) to acquire 100 percent of the outstanding share of common stock in Da Ren in exchange for a promissory note in the amount of TWD $91,996,524 (US$3,070,645). Following the above transaction, San Lotus Holding entered into stock purchase agreements for the issuance of 30,706,450 shares of its common stock, par value $0.10 per share (the “Shares”), at a purchase price of $0.10 per share, to the Da Ren Sellers and their designees. The Shares were issued at the instruction of the Da Ren Sellers and in satisfaction of the debt owed to the Da Ren Sellers under the Promissory Note.

Note 3: Unaudited Pro Forma Adjustments to Condensed Consolidated Financial Statements

Pro forma adjustments on the attached financial statements include the following:

(a)	Fair value adjustments

Except as noted below, the carrying value of assets and liabilities in Da Ren’s financial statements are considered to be a proxy for the fair value of those assets and liabilities. As this allocation is based on preliminary estimates, additional adjustments to record the fair value of all assets and liabilities is required.

For purposes of the pro forma analysis, the following adjustments were made to reflect our preliminary estimate of the fair value of net assets acquired:

•	The fixed assets (land) has been increased $1,045,722 to a total value of $3,037,754 to reflect our preliminary estimate of the fair value.

No other adjustment was made to the assets and liabilities of Da Ren. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above.

(b)	To record the Purchase of Da Ren by San Lotus Holding through the issuance of 30,706,450 shares of San Lotus Holding's common stock valued at $.1 per share.

(c)	To eliminate the equity accounts of Da Ren.